EXHIBIT (H)(28)


                        THOMPSON PLUMB & ASSOCIATES, INC.
                           1200 JOHN Q. HAMMONS DRIVE
                            MADISON, WISCONSIN 53717



                                     January 30, 2004



Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn:  Board of Directors

         Re:      EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

         This is to confirm the commitment of Thompson Plumb & Associates, Inc., as investment adviser to the Thompson Plumb Select and Blue Chip Funds, to waive fees and/or reimburse expenses so as to cap those funds' annual operating expense ratios from April 1, 2004 through March 31, 2005 at the following levels:

              FUND                                 EXPENSE CAP
              ----                                 -----------
              Select Fund                             1.30%
              Blue Chip Fund                          1.20%



                                               Very truly yours,

                                               THOMPSON PLUMB & ASSOCIATES, INC.


                                               By: /s/  Thomas G. Plumb
                                                   -----------------------------

                                               Title:  President
                                                       -------------------------